UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2007, the board of directors of Aces Wired, Inc. (the Company) elected David E. Danovitch as chairman of the board’s audit committee. Mr. Danovitch, a member of the Company’s board and audit committee since October 4, 2006, replaces Rexford A. Yeisley, the former chairman of the audit committee, who passed away on Thursday, August 16, 2007.

Mr. Danovitch has been a partner since 2004 in the law firm of Gersten Savage, LLP in New York City, where he specializes in corporate finance, securities, mergers and acquisitions and broker-dealer regulations and compliance. Between 2002 and 2003, Mr. Danovitch served as executive vice president and chief financial officer and president and chief executive officer for ioWave, Inc., a multinational telecommunications company, and from 1999 to 2002 he was a senior partner of NewWest Associates, LLC, an international business consulting firm, and Del Rey Investments , LLC, a merchant banking firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer